Exhibit 10.31

REGISTRATION RIGHTS AGREEMENT

among

ALERIS HOLDING COMPANY

and

THE PARTIES LISTED HEREIN

Dated: June 1, 2010

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated June 1, 2010 (this “Agreement”), among Aleris Holding Company (f/k/a AHC1 Holding Co.), a Delaware corporation (the “Company”), the investment funds and accounts managed by Oaktree Capital Management, L.P., a Delaware limited partnership, or its Affiliates set forth on the signature pages hereto (“Oaktree”), the investment funds and accounts managed by Apollo Management VII, L.P., a Delaware limited partnership, as set forth on the signature pages hereto (“Apollo”), and other holders of at least 5% of the outstanding shares of Common Stock (as defined herein) as listed on Schedule 1 hereto (together with Oaktree and Apollo, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 1.

R E C I T A L S :

A. Pursuant to the Equity Commitment Agreement, dated February 5, 2010 (the “Equity Commitment Agreement”), among the Company and certain of the Investors, the Investors have agreed to purchase on the date hereof, and the Company has agreed to issue and sell, for the purchase price set forth therein, (i) units consisting of shares of Common Stock and IntermediateCo Notes (as defined herein), issued upon the exercise of the rights allocated to such Investor and its Affiliates (as defined herein) under the joint plan of reorganization of the Company and its affiliated debtors (the “Plan”) in respect of its Eligible Claims (as defined therein) and (ii) such Investor’s Backstop Percentage (as defined therein) of such units as are offered pursuant to the Plan but not purchased on or before the expiration of the rights issued by the Company as part of the Plan.

B. Concurrently herewith, the Company and the Investors are entering into the Stockholders Agreement, pursuant to which the parties thereto have agreed to, among other things, certain tag-along rights, preemptive rights and certain corporate governance rights and obligations.

C. In order to induce each of the Investors to purchase and/or elect to receive shares of Common Stock pursuant to the Equity Commitment Agreement and/or the Plan, and to induce the parties hereto to enter into the Stockholders Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretation.

(a) Certain Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Apollo” has the meaning set forth in the preamble to this Agreement.

“Apollo Stockholders” means Apollo and any Permitted Transferee (as defined in the Stockholders Agreement) thereof to whom Registrable Securities are transferred in accordance with the Stockholders Agreement and Section 10(f).

“Approved Underwriter” has the meaning set forth in Section 3(f).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (i) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (ii) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by FINRA, the last trading price per share of a Registrable Security on such date; or (iii) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by FINRA, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The NASDAQ OMX Group, Inc. and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (iv) if none of clauses (i), (ii) or (iii) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified, reconstituted, exchanged or substituted and any other common stock of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a).

“Contemporaneous Company Offering” has the meaning set forth in Section 5(b).

“Demand Initiating Holders” has the meaning set forth in Section 3(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Designated Holder” means each of the Oaktree Stockholders, the Apollo Stockholders, the Other 10% Investor Stockholders and any transferee (whether direct or indirect) of any of the foregoing to whom Registrable Securities have been transferred in accordance with Section 10(f), other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S promulgated under the Securities Act.

“Designated Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Designated Holder or used or referred to by such Designated Holder in connection with the offering of Registrable Securities.

“Determination Date” has the meaning set forth in Section 5(e).

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission.

“Equity Commitment Agreement” has the meaning set forth in Recital A.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a

“derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, neither the IntermediateCo Notes nor the IntermediateCo Preferred Stock shall be deemed to be securities covered by the preceding sentence, and transactions involving the IntermediateCo Notes or the IntermediateCo Preferred Stock shall not be deemed to be Hedging Transactions. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i) transactions by an Investor Holder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii) transactions pursuant to which an Investor Holder sells short Registrable Class Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(iii) transactions by an Investor Holder in which the Investor Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

“Holdback Agreements” has the meaning set forth in Section 6(a).

“Holdback Period” has the meaning set forth in Section 6(a).

“Holders’ Counsel” has the meaning set forth in Section 7(d)(ii).

“Incidental Registration” has the meaning set forth in Section 4(a).

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Initial Demand Registration Date” means, with respect to the Oaktree Stockholders, the date hereof, with respect to the Apollo Stockholders and the Sankaty Stockholders, the IPO Effectiveness Date, and with respect to each of the additional

Other 10% Investor Stockholders, the one-year anniversary of the IPO Effectiveness Date.

“Initial Public Offering” means the initial public offering of any shares of Common Stock pursuant to an effective Registration Statement.

“Initiating Holder” has the meaning set forth in Section 3(b).

“Inspectors” has the meaning set forth in Section 7(a)(x).

“IntermediateCo” means Aleris International, Inc. (f/k/a AHC Intermediate Co.), a Delaware corporation and a subsidiary of the Company.

“IntermediateCo Note Indenture” means that certain IntermediateCo Note Indenture to be entered into between IntermediateCo and an indenture trustee to be named pursuant to the Plan.

“IntermediateCo Notes” means subordinated, unsecured notes issued pursuant to the IntermediateCo Note Indenture in an aggregate principal amount equal to Forty-Five and 00/100 Million Dollars ($45,000,000) and having such other terms, covenants, and conditions set forth therein.

“IntermediateCo Preferred Stock” means exchangeable preferred stock issued by IntermediateCo having the terms and conditions set forth in that certain Certificate of Designations for the Series A Exchangeable Preferred Stock, dated as of the date hereof.

“Investor Holder” means each of the Investors and any transferee (whether direct or indirect) of any of the foregoing to whom Registrable Securities have been transferred in accordance with Section 10(f), other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S promulgated under the Securities Act.

“Investors” has the meaning set forth in the preamble to this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

“Liability” has the meaning set forth in Section 8(a).

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading.

“Oaktree” has the meaning set forth in the preamble to this Agreement.

“Oaktree Stockholders” means Oaktree and any Permitted Transferee (as defined in the Stockholders Agreement) thereof to whom Registrable Securities are transferred in accordance with the Stockholders Agreement and Section 10(f).

“Other 10% Investors” means, other than Oaktree and Apollo, holders of at least 10% of the outstanding shares of Common Stock as of the date hereof as listed on Schedule 1 hereto.

“Other 10% Investor Stockholders” means the Other 10% Investors and any Permitted Transferee (as defined in the Stockholders Agreement) thereof to whom Registrable Securities are transferred in accordance with the Stockholders Agreement and Section 10(f).

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity, and shall include any successor (by merger or otherwise) of such entity.

“Plan” has the meaning set forth in Recital A.

“Prospectus” means any “prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Records” has the meaning set forth in Section 7(a)(x).

“Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.

“Registrable Securities” means each of the following: (i) any and all shares of Common Stock owned by the Investor Holders or issued or issuable upon exchange of IntermediateCo Preferred Stock or IntermediateCo Notes and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Investor Holders after the date hereof; (ii) any other shares of Common Stock acquired or owned by any of the Investor Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Investor Holders after the IPO Effectiveness Date if such Investor Holder is an Affiliate of the Company; and (iii) any shares of Common Stock issued or issuable to any of the Investor Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 7(d).

“Registration Statement” means a registration statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Requested Shelf Registered Securities” has the meaning set forth in Section 5(b).

“Sankaty” means Sankaty Advisors, LLC, on behalf of the funds and accounts it manages or advises.

“Sankaty Stockholders” means Sankaty and any Permitted Transferee (as defined in the Stockholders Agreement) thereof to whom Registrable Securities are transferred in accordance with the Stockholders Agreement and Section 10(f).

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 under the Securities Act for a secondary offering in reliance on General Instruction I.B.1 to those Forms.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Shelf Initiating Holders” has the meaning set forth in Section 5(a).

“Shelf Registered Securities” means, with respect to a Shelf Registration, any Registrable Securities whose sale is registered pursuant to the Registration Statement filed in connection with such Shelf Registration.

“Shelf Registration” has the meaning set forth in Section 5(a).

“Shelf Requesting Holder” has the meaning set forth in Section 5(b).

“Short-Form Initiating Holders” has the meaning set forth in Section 3(b).

“Short-Form Registration” has the meaning set forth in Section 3(b).

“Stockholders Agreement” means the Stockholders Agreement, dated the date hereof, among the Company and the Investors as the same may be amended, supplemented or otherwise modified from time to time.

“Suspension Period” has the meaning set forth in Section 3(c).

“Transfer” means, with respect to any security, the offer for sale, sale, pledge, transfer or other disposition or encumbrance (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future) of such security, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another in whole or in part any rights, economic benefits or risks of ownership, including by way of settlement by delivery of such security or other securities in cash or otherwise.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including a Hedging Transaction in which a Hedging Counterparty participates.

“Valid Business Reason” has the meaning set forth in Section 3(c).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b) Interpretation. Unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.

(iv) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Investor Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will irrevocably cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (A) the entire amount of the Registrable Securities owned by the relevant Investor Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Investor Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 promulgated under the Securities Act and (B) such Investor Holder owning such Registrable Securities owns less than 5% of the outstanding shares of Common Stock on a fully diluted basis, (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement, (iv) the date on which such Registrable Securities have been disposed of pursuant to Rule 144 or (v) the date on which such Registrable Securities cease to be outstanding.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into, or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

3. Demand Registration.

(a) Request for Demand Registration. Subject to Section 6(a), at any time following the Initial Demand Registration Date with respect to the Oaktree Stockholders, the Apollo Stockholders, the Sankaty Stockholders or the Other 10% Investor Stockholders, as the case may be, such Oaktree Stockholder, Apollo Stockholder, Sankaty Stockholder and/or Other 10% Investor Stockholder will have the right (collectively, the “Demand Initiating Holders”) to make a written request to the Company to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), on Form S-1 or any similar long-form registration (a “Demand Registration”); provided, however, that the Company shall not be obligated to effect: (A) more than three Demand Registrations in the case of the Oaktree Stockholders, more than two Demand Registrations in the case of the Apollo Stockholders, more than one Demand Registration in the case of the Sankaty Stockholders and more than one Demand Registration in the case of each of the additional Other 10% Investor Stockholders; (B) a Demand Registration if within the 12-month period preceding the date of the written request for a Demand Registration the Company has effected either (1) two Demand Registrations (including registrations effected pursuant to Section 3(b) and Section 5(b)) or (2) one Demand Registration (including registrations effected pursuant to Section 3(b) and Section 5(b)) and another registration statement of the Company under the Securities Act with respect to the Common Stock has been declared effective within the 12-month period preceding such written request for such Demand Registration and at least $50 million of the then outstanding Registrable Securities were entitled pursuant to the terms of this Agreement to be included in such registration statement; (C) a Demand Registration if the Demand Initiating Holders propose to sell their Registrable Securities at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities and including any Registrable Securities subject to any applicable over-allotment option) to the public of less than, in the case of the Initial

Public Offering, $100 million, and in the case of any offering other than the Initial Public Offering, $50 million, or (D) during the pendency of a Suspension Period. For purposes of the preceding sentence, two or more Registration Statements filed in response to one request for a Demand Registration shall be counted as one Demand Registration. Each request for a Demand Registration by the Demand Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. In addition, the Company shall not be obligated to effect any Demand Registration (including registrations effected pursuant to Section 3(b) and Section 5(b)) during the period starting with the date that is 60 days prior to the Company’s board of directors’ good faith estimate of the date of filing of, and ending on the date that is 90 days after the effective date of, a Company initiated registration statement, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration to become effective and the Company has complied with the requirements of Section 4.

(b) Request for Short-Form Registration. Subject to Section 6(a), so long as the Company is a Seasoned Issuer, each of the Oaktree Stockholders, each of the Apollo Stockholders and each of the other Designated Holders (so long as such Oaktree Stockholder, Apollo Stockholder or other Designated Holder, as the case may be, together with their respective Affiliates, holds at least 10% of the outstanding Common Stock), will have the right (collectively, the “Short-Form Initiating Holders” and, together with the Demand Initiating Holders, the “Initiating Holders”) to make a written request to the Company to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act on Form S-3 or any similar short-form registration (other than a Shelf Registration) (a “Short-Form Registration”); provided, however, that the Company shall not be obligated to effect such demand for a Short-Form Registration if the Short-Form Initiating Holders propose to sell their Registrable Securities at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities and including any Registrable Securities subject to any applicable over-allotment option) to the public of less than $25 million; provided further, however, that the Company shall be obligated to effect such demand for a Short-Form Registration if one of the Short-Form Initiating Holders proposes to sell all of its remaining Registrable Securities pursuant to such demand. Each request for a Short-Form Registration by the Short-Form Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. The Short-Form Initiating Holders shall be entitled to an unlimited number of Short-Form Registrations and such registrations shall not be counted as a Demand Registration for the purposes of this Agreement.

(c) Limitations on Demand and Short-Form Registrations. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would (i) materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, corporate reorganization, merger or segment reclassification or discontinuance of operations or other material transaction or matter involving the Company or any of its subsidiaries or any negotiations, discussions or pending proposals with respect thereto involving the Company or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to materially and adversely affect the Company (each, a “Valid Business Reason”), (A) the Company may postpone filing a Registration Statement relating to a Demand Registration or Short-Form Registration until such Valid Business Reason no longer exists, and (B) in case a Registration Statement has been filed relating to a Demand Registration or Short-Form Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement, in each case, for a reasonable period of time (each, a “Suspension Period”). The Company shall give written notice to all Designated Holders of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If the Company gives notice of its determination to postpone, withdraw or postpone amending or supplementing a Registration Statement pursuant to this Section 3(c), the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, in the case of a Demand Registration, the period referred to in the second sentence of Section 3(e)) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3(c) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 7(a)(viii). It is also agreed that, notwithstanding the requirements of Section 7(a)(ii) or any other provision of this Agreement to the contrary, each year the Company updates a Registration Statement, which is required to be filed hereunder, pursuant to the undertakings contained therein (A) the Company may need to suspend the use of such Registration Statement to the extent such Registration Statement has not been declared effective by the Commission prior to the time it is required to be updated under the Securities Act and (B) to the extent such Registration Statement undergoes Commission review, the Company will need to suspend the use of such Registration Statement pending completion of such review. Notwithstanding anything to the contrary contained herein, the Company may not postpone, withdraw or postpone amending or supplementing a filing under this Section 3(c) or Section 5(c) due to a Valid Business Reason more than three times for a period of up to 90 days in the aggregate in any consecutive 12 month period.

(d) Incidental or “Piggy-Back” Rights with Respect to Demand and Short-Form Registrations. Each of the Investor Holders (other than the Initiating Holders who have requested the relevant Demand Registration or Short-Form Registration under Sections 3(a) and 3(b), respectively) that holds 5% or more of the outstanding shares of Common Stock (disregarding any dilution of such Investor Holder’s percentage ownership of Common Stock other than as a result of any issuance of New Securities (as defined in the Stockholders Agreement) pursuant to Section 4.1 of the Stockholders Agreement in which such Investor Holder was eligible to, but failed to, acquire New Securities) at the time of a Demand Registration or Short-Form Registration may offer such Investor Holder’s Registrable Securities under any such Demand Registration or Short-Form Registration pursuant to this Section 3(d). The Company shall (i) as promptly as practicable but in no event later than five days after the receipt of a request for a Demand Registration or Short-Form Registration from any Initiating Holders, give written notice thereof to all such Investor Holders (other than such Initiating Holders), which notice shall specify the number of Registrable Securities subject to the request for a Demand Registration or Short-Form Registration, whether such request is for a Demand Registration or a Short-Form Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3(f), include in the Registration Statement filed pursuant to such Demand Registration or Short-Form Registration all of the Registrable Securities requested by such Investor Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Investor Holders of such written notice referred to in clause (i) above. Each such request by such Investor Holders shall specify the number of Registrable Securities proposed to be registered and such Investor Holder shall send a copy of such request to the Initiating Holders. The failure of any Investor Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Investor Holder’s rights under this Section 3(d) with respect to such Demand Registration or Short-Form Registration. Any Investor Holder may waive its rights under this Section 3(d) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If an Investor Holder sends the Company a written request for inclusion of part or all of such Investor Holder’s Registrable Securities in a registration, such Investor Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in the Company’s sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Investor Holder reasonably determines that participation in such registration would have a material adverse effect on such Investor Holder.

(e) Effective Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration or Short-Form Registration to become effective as promptly as practicable but in no event later than (i) 120 days after it receives a request under Section 3(a) for a Demand Registration and (ii) 90 days after it receives a request under Section 3(b) for a Short-Form Registration (unless the Registration Statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case, promptly after such financial statements are available), and in each case to remain effective thereafter. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (A) the period during which all Registrable Securities registered in the Demand Registration are sold and (B) 90 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency, court or other Person for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

(f) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration or Short-Form Registration to be in the form of a firm commitment underwritten public offering, and the managing underwriter or underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing underwriter or underwriters of the offering in accordance with Section 3(g) (each, an “Approved Underwriter”). In connection with any Demand Registration or Short-Form Registration under this Section 3 (including any request pursuant to Section 3(d)) involving an underwritten public offering, none of the Registrable Securities held by any Investor Holder making a request for inclusion of such Registrable Securities pursuant to Section 4(a) shall be included in such underwritten public offering unless such Investor Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company and the requesting Investor Holders in writing that the aggregate amount of such Registrable Securities requested to be included in such offering exceeds the number of securities which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold and shall reduce the amount of Registrable Securities to be included in such registration and shall include first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Initiating Holder(s), pro rata (if applicable), based on the number of Registrable Securities beneficially owned by each such Initiating Holder(s), second, other Registrable Securities of Investor Holders requested to be included in such offering, pro rata based on the number of Registrable Securities owned by each such party, and third, the equity securities offered by the Company by its own account; provided, however, that, in the event that, due to a cutback in accordance with this clause (f), a Demand Initiating Holder is unable to sell at least 80% of the Registrable Securities initially proposed to be sold by such Demand Initiating Holder pursuant to a Demand Registration, such Demand Initiating Holder shall be entitled to withdraw its demand if it pays the Registration Expenses and any expenses pursuant to Section 7(d)(ii) associated with such registration incurred to date, and such offering shall neither constitute a Demand Registration nor count against the limit thereof.

(g) Selection of Underwriters. If an offering of Registrable Securities made pursuant to any Demand Registration or Short-Form Registration is in the form of an underwritten public offering, the holders of a majority of the Registrable Securities held by all of the Initiating Holders shall select the Approved Underwriter (such Approved Underwriter to be reasonably acceptable to the Company); provided, however, that if such Demand Registration or Short-Form Registration is in the form of an underwritten public offering which upon its consummation will result in the Initial Public Offering, the Company shall select the Approved Underwriter (such Approved Underwriter to be reasonably acceptable to the holders of a majority of the Registrable Securities held by all of the Initiating Holders).

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental or “Piggy-Back” Registration. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company (other than for the account of any Designated Holder pursuant to Section 3 or Section 5), then the Company shall give written notice of such proposed filing to each of the Investor Holders that, as of the date of such notice, holds 5% or more of the outstanding shares of Common Stock (disregarding any dilution of such Investor Holder’s percentage ownership of Common Stock other than as a result of any issuance of New Securities (as defined in the Stockholders Agreement) pursuant to Section 4.1 of the Stockholders Agreement in which such Investor Holder was eligible to, but failed to, acquire New Securities) at least 10 days before the anticipated filing date, and such notice shall describe the proposed registration, offering price (or reasonable range thereof) and distribution arrangements, and offer such Investor Holder the opportunity to register the number of Registrable Securities as each such Investor Holder may request (an “Incidental Registration”). In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall, within 10 days after the notice provided for in the preceding sentence, cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each such Investor Holder who has so requested in writing to participate in the Incidental Registration to include the number of such Investor Holder’s Registrable Securities specified by such Investor Holder in such offering on the same terms and conditions as the securities of the Company or for the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwritten public offering unless the Investor Holders thereof accept the terms of the underwritten public offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter advises the Company and the requesting Investor Holders in writing will not jeopardize the success of the offering by the Company. If the Company Underwriter advises the Company and the requesting Investor Holders that the registration of all or part of the Registrable Securities which the Investor Holders have requested to be included exceeds the number of securities which can be sold in such offering within a price range acceptable to the Company, then the Company shall include in such Incidental Registration only the aggregate amount of Registrable Securities that the Company Underwriter believes may be sold, if any, and shall include in such registration, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Investor Holders pursuant to this Section 4(a), as a group, pro rata based on the number of Registrable Securities owned by each such Investor Holder; and third, any other securities requested to be included in such offering.

(b) IPO Sales. Subject to Section 3(d), if any Investor Holder is permitted to offer Registrable Securities in connection with the Initial Public Offering, then each of the other Investor Holders that hold 5% or more of the outstanding shares of Common Stock (disregarding any dilution of such Investor Holder’s percentage ownership of Common Stock other than as a result of any issuance of New Securities (as defined in the Stockholders Agreement) pursuant to Section 4.1 of the Stockholders Agreement in which such Investor Holder was eligible to, but failed to, acquire New Securities) at the time of the Initial Public Offering may likewise offer Registrable Securities in connection with the Initial Public Offering pursuant to this Section 4(b). In the event that any Investor Holder will be permitted to offer Registrable Securities in connection with the Initial Public Offering, the Company shall (i) as early as reasonably practicable, provide each Investor Holder specified in the previous sentence with written notice of such fact, which notice shall specify the name(s) of the Investor Holder(s) that will be permitted to offer Registrable Securities in connection with the Initial Public Offering and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3(f), include in the Registration Statement filed in connection with the Initial Public Offering all of the Registrable Securities requested by such Investor Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Investor Holders of such written notice referred to in clause (i) above. Each such request by such Investor Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Investor Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Investor Holder’s rights under this Section 4(b). Any Investor Holder may waive its rights under this Section 4(b) prior to the expiration of such 10-day period by giving written notice to the Company. If an Investor Holder sends the Company a written request for inclusion of part or all of such Investor Holder’s Registrable Securities in the Initial Public Offering, such Investor Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in the Company’s sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Investor Holder reasonably determines that participation in such Initial Public Offering would have a material adverse effect on such Investor Holder. If the Company Underwriter advises the Company and the requesting Investor Holders that the registration of all or part of the Registrable Securities which the Investor Holders have requested to be included exceeds the number of securities which can be sold in such offering within a price range acceptable to the Company, then the Company shall include in the Initial Public Offering only the aggregate amount of

Registrable Securities, if any, that the Company Underwriter believes may be sold and shall include in such registration, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Investor Holders pursuant to this Section 4(b), as a group, pro rata based on the number of Registrable Securities owned by each such Investor Holder; and third, any other securities requested to be included in the Initial Public Offering.

5. Shelf Registration.

(a) Request for Shelf Registration. So long as the Company is a Seasoned Issuer, each of the Oaktree Stockholders, each of the Apollo Stockholders and each of the other Designated Holders (so long as such Oaktree Stockholder, Apollo Stockholder or other Designated Holder, as the case may be, together with their respective Affiliates, held at least 10% of the outstanding Common Stock as of the Effective Date), will have the right (collectively, the “Shelf Initiating Holders”) to make a written request that the Company register, under the Securities Act on Form S-3 in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the sale of all or a portion of the Registrable Securities owned by such Shelf Initiating Holders. Upon receipt of a request for a Shelf Registration, the Company shall give written notice of such request to all of the Designated Holders (other than the Shelf Initiating Holders) as promptly as practicable but in no event later than 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within 10 days after their receipt from the Company of the written notice of such Shelf Registration. The “Plan of Distribution” section of such Form S-3 shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, Hedging Transactions and sales not involving a public offering. With respect to each Shelf Registration, the Company shall (i) as promptly as practicable after the written request of the Shelf Initiating Holders, file a Registration Statement and (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable, but in any event not later than 60 days after it receives a request therefore (unless the Registration Statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case for each of (i) and (ii), promptly after such financial statements are available), and remain effective until there are no longer any Shelf Registered Securities. The obligations set forth in this Section 5(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities of the Designated Holders in accordance with Section 5(e) and has otherwise complied with its obligations pursuant to this Agreement.

(b) Shelf Underwriting Procedures. Upon written request by a Designated Holder of Shelf Registered Securities (the “Shelf Requesting Holder”), which request shall specify the amount of such Shelf Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall use its commercially reasonable efforts to cause the sale of such Requested Shelf Registered Securities to be in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Requesting Holder) if the anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of such written request and including any Registrable Securities subject to any applicable over-allotment option) to the public equals or exceeds $20 million (including causing to be produced and filed any necessary Prospectuses or Prospectus supplements with respect to such offering). The managing underwriter or underwriters selected for such offering shall be selected by the Company and shall be reasonably acceptable to the Shelf Requesting Holder, and each such underwriter shall be deemed to be an Approved Underwriter with respect to such offering. If the Approved Underwriter advises the Company that the aggregate amount of such Shelf Registered Securities requested to be included in such underwritten offering exceeds the number of securities which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included, then the Company shall include in such offering only the aggregate amount of Shelf Registered Securities that the Approved Underwriter believes may be sold and shall reduce the amount of Shelf Registered Securities to be included in such offering, first, as to the Shelf Registered Securities offered by the Company for its own account, if any; second, as to the Shelf Registered Securities of Designated Holders who are not Shelf Requesting Holders, as a group, if any; and third, as to the Shelf Registered Securities of the Shelf Requesting Holders, as a group, pro rata based on the number of Registrable Securities owned by each such Shelf Requesting Holder. Notwithstanding the foregoing, in connection with any offering of Requested Shelf Registered Securities involving an underwritten public offering that occurs or is scheduled to occur within 30 days of a proposed registered underwritten public offering of equity securities for the Company’s own account (a “Contemporaneous Company Offering”), the Company shall not be required to cause such offering of Requested Shelf Registered Securities to take the form of an underwritten public offering but shall instead offer the Shelf Requesting Holder the ability to include its Requested Shelf Registered Securities in the Contemporaneous Company Offering pursuant to Section 4.

(c) Limitations on Shelf Registrations. If the Board of Directors has a Valid Business Reason, (i) the Company may postpone filing a Registration Statement relating to a Shelf Registration until such Valid Business Reason no longer exists and (ii) in case a Registration Statement has been filed relating to a Shelf Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement or may suspend other required registration actions under this Agreement. The Company shall give written notice to all Designated Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone, withdraw or postpone amending or supplementing a filing under this Section 5(c) or Section 3(c) due to a Valid Business Reason more than three times for a period of up to 90 days in the aggregate in any consecutive 12 month period.

(d) Additional Selling Stockholders. After the Registration Statement with respect to a Shelf Registration becomes effective, upon written request by one or more Designated Holders (which written request shall specify the amount of such Designated Holders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or Well-Known Seasoned Issuer, or if such Registration Statement is an Automatic Shelf Registration Statement, file a Prospectus supplement to include such Designated Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or Well-Known Seasoned Issuer, and the Registrable Securities requested to be registered represent more than 10% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement to include such Designated Holders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

(e) Automatic Shelf Registration. When the Company becomes a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Designated Holders as promptly as practicable but in no event later than five Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities held by the Designated Holders in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 15 Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities held by the Designated Holders. The Company shall give written notice of filing such Registration Statement to all of the Designated Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Designated Holders as promptly as practicable but in no event later than 10 Business Days prior to such Determination Date and (B) if the Company is a Seasoned Issuer, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 5(a), treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Shelf Requesting Holders and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date. Any registration pursuant to this Section 5(e) shall be deemed a Shelf Registration for purposes of this Agreement.

(f) Not a Demand Registration. Other than as specified in Section 3(a), no Shelf Registration pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreements.

(a) Investor Holder Holdback Agreements. To the extent requested by an Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Investor Holder agrees (i) not to effect any Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities, (ii) not to grant any option to purchase or enter into any Hedging Transactions or similar transactions with the same economic effect as a sale of any Registrable Class Securities and (iii) not to make any request for the registration of the Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities, in each case, (A) during the period beginning on the IPO Effectiveness Date and ending on the date that is 180 days thereafter, except as part of such Initial Public Offering and (B) for 90 days from the effective date of the Registration Statement for any subsequent underwritten public offering, except as part of such underwritten public offering (each, a “Holdback Period”); provided, however, that if (1) during the last 17 days of a Holdback Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of a Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of a Holdback Period, then in each case such Holdback Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Approved Underwriter or the Company Underwriter waives, in writing, such extension. For the avoidance of doubt, the Company shall not be required to file a Demand Registration, Short-Form Registration or Shelf Registration during the periods set forth in clause (iii) of the immediately preceding sentence, except as part of such underwritten public offering. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), each Investor Holder shall enter into customary holdback agreements (“Holdback Agreements”) on terms consistent with the preceding sentence so long as all Investor Holders owning an equal or greater number of Registrable Securities are likewise required to enter into such an agreement. No Investor Holder subject to this Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Investor Holders subject to the same obligation are also released.

(b) Company Holdback Agreements.

(i) With respect to any Demand Registration or Short-Form Registration, the Company shall not (except as part of such Demand Registration or Short-Form Registration), unless waived by the Approved Underwriters or the Company Underwriter (as the case may be), effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for Registrable Class

Securities (except pursuant to a Registration Statement on Form S-4 or S-8), (A) during the period beginning on the IPO Effectiveness Date and ending on the date that is 180 days thereafter, except as part of such Initial Public Offering and (B) for 90 days from the effective date of the Registration Statement for any subsequent underwritten public offering, except as part of such Demand Registration or Short-Form Registration. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Holdback Agreements on terms consistent with the preceding sentence.

(ii) With respect to any Shelf Registration and offering of Requested Shelf Registered Securities that takes the form of an underwritten public offering, the Company shall not (except as part of such offering), unless waived by the Approved Underwriters or the Company Underwriter (as the case may be), effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities (except pursuant to a Registration Statement on Form S-4 or S-8), during the period beginning on the date the Shelf Requesting Holder delivers its request pursuant to the first sentence of Section 5(b) and ending on the date that is 90 days after the date of the underwritten public offering, except as part of such Shelf Registration. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Holdback Agreements on terms consistent with the preceding sentence.

(c) Additional Holdback Agreements. With respect to each relevant offering, the Company shall use its commercially reasonable efforts to cause all of its officers, directors and holders of more than 5% of the Registrable Class Securities (or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities) to execute holdback agreements that contain restrictions that are no less restrictive than the restrictions contained in the Holdback Agreements executed by the Investor Holders.

(d) Third Party Beneficiaries in Holdback Agreements. Any Holdback Agreements executed by the Investor Holders pursuant to this Section 6 shall contain provisions naming the Company as an intended third-party beneficiary thereof and requiring the prior written consent of the Company for any amendments thereto or waivers thereof. Any holdback agreements executed by the Company’s officers, directors or other stockholders pursuant to this Section 6 shall contain provisions naming the selling stockholders in the relevant offering that are Investor Holders as intended third-party beneficiaries thereof and requiring the prior written consent of such stockholders holding a majority of the Registrable Securities for any amendments thereto or waivers thereof.

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request or requirement, the Company shall:

(i) as soon as commercially practicable, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof (unless the Registration Statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case, promptly after such financial statements are available), and cause such Registration Statement to become effective; provided, however, that (A) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any Issuer Free Writing Prospectus, the Company shall provide Holders’ Counsel and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Issuer Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (B) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered;

(ii) use commercially reasonable efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement and, as soon as commercially practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (A) 100 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that in the case of a Shelf Registration, the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement shall have been sold or have otherwise ceased to be Registrable Securities, and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) as soon as commercially practicable, furnish without charge to each seller of Registrable Securities and each underwriter, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (other than exhibits, documents that are incorporated by reference and such documents that are otherwise publicly available on EDGAR), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any Issuer Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) unless any Registrable Securities shall be in book-entry form only, cooperate with the selling Investor Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws), and enable such Registrable Securities to be in such denominations and registered in such names as the selling Investor Holders may request at least two (2) Business Days before any sale of Registrable Securities;

(v) as soon as commercially practicable, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things that may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(vi) use commercially reasonable efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental entity within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(vii) as soon as commercially practicable, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Issuer Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement is proposed to be or has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Issuer Free Writing Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the existence of any fact or happening of any event that makes any statement of a material fact in such Registration Statement, related Prospectus or Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Issuer Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) of the determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable;

(viii) as soon as commercially practicable, upon the occurrence of any event contemplated by Section 7(a)(vii)(E) or, subject to Sections 3(c) and 5(c), the existence of a Valid Business Reason, as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Issuer Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus or Issuer Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix) enter into and perform customary agreements (including underwriting and indemnification and contribution agreements in customary form with the Approved Underwriter or the Company Underwriter, as applicable) and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto and the requirement of the marketing process), and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements; provided, however, that the Company shall have no obligation to participate in “road shows” in connection with any underwritten offering or other information meetings (A) in which the aggregate offering price to the public is less than $50 million and (B) more than twice in any consecutive 12-month period;

(x) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any managing underwriter and its counsel (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company) unless (A) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company and such knowledge is adequately demonstrated to the Company upon request or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(xi) if such sale is pursuant to an underwritten public offering, obtain a “comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(xii) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, may reasonably request and are customarily included in such opinions;

(xiii) with respect to each Free Writing Prospectus, the preliminary Prospectus and all other information, in each case, with respect to such offering of securities, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of such securities at the time of sale of such securities (including a contract of sale), ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Investor Holders of the Registrable Securities covered by such registration statement, which Free

Writing Prospectuses or other materials shall be subject to the review of Holders’ Counsel;

(xiv) within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

(xv) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xvi) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xvii) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which Registrable Class Securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xviii) keep Holders’ Counsel advised as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 and provide Holders’ Counsel with all correspondence with the Commission in connection with any such Registration Statement;

(xix) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(xx) use commercially reasonable efforts to take all other steps deemed reasonably necessary in the reasonable judgment of the Company to effect the registration and disposition of the Registrable Securities contemplated hereby.

Notwithstanding anything contained herein to the contrary, the Company shall be obligated to register Registrable Securities of a Holder in a Shelf Registration Statement or in a Registration Statement on Form S-3 only to the extent permitted by applicable securities laws.

(b) Seller Obligations. In connection with any offering under any Registration Statement under this Agreement, each Investor Holder:

(i) shall promptly furnish to the Company in writing such information with respect to such Investor Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Investor Holder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Investor Holder necessary in order to make the statements therein not misleading; and

(ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities.

Each Investor Holder further represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or used or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock without the prior written consent of the Company and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(c) Notice to Discontinue. Each Investor Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(vii)(E), such Investor Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 7(a)(iv) and, if so directed by the Company, such Investor Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Investor Holder’s possession, of the Prospectus or Issuer Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(ii)(E) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(iv).

(d) Registration Expenses.

(i) The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement (including all expenses in connection with a Demand Registration, Short-Form Registration, Incidental Registration or Shelf Registration), including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the reasonable fees, charges and expenses of counsel to the Company, any necessary counsel retained by the Company with respect to state securities law matters and of its independent public accountants, and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or Shelf Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.”

(ii) The Company shall reimburse or pay, as the case may be, the Designated Holders of Registrable Securities included in such registration for the reasonable charges and expenses incurred by such Designated Holders, including the reasonable legal fees and out-of-pocket expenses of one counsel and one local counsel selected and retained by the Designated Holders holding a majority of Registrable Securities being registered in such registration (“Holders’ Counsel”) within a reasonable period of time not to exceed 45 days after a detailed invoice approved by such Designated Holders.

(iii) The Investor Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission and transfer taxes and other fees relating to the registration and sale of such Investor Holders’ Registrable Securities and, subject to clause (ii) above, shall bear the fees and expenses of their own counsel.

(e) Hedging Transactions.

(i) The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Holders’ Counsel, it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its commercially reasonable efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information provided by the Investor Holders regarding the Hedging Transaction that is included in a Registration Statement, Prospectus or Issuer Free Writing Prospectus pursuant to this Section 7(e) shall be deemed to be information provided by the Investor Holders selling Registrable Securities pursuant to such Registration Statement for purposes of Section 7(b).

(ii) All Registration Statements in which Investor Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7(e), and the registration of Registrable Class Securities thereunder pursuant to this Section 7(e) shall be subject to the provisions of this Agreement applicable to any such Registration Statements; provided, however, that the selection of any Hedging Counterparty shall not be subject to Section 3(g), but the Hedging Counterparty shall be selected by the Investor Holders of a majority of the Registrable Class Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(iii) If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(iv) The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Schedule 2 hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Investor Holders and the Hedging Counterparty describing such Hedging Transaction.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Investor Holder, its stockholders, partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Investor Holder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigating, defending against or appearing as a third-party witness in connection with any losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof and reasonable attorneys’ fees and out-of-pocket expenses) (each, a “Liability”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement pursuant to which Registrable Securities were registered or a Prospectus or a Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises (i) out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor Holder (including the information provided pursuant to Section 7(b)(i)) expressly for use therein) or (ii) out of sales of Registrable Securities made during a period specified in, and after notice is given pursuant to, Section 3(c) or Section 5(c).

(b) Indemnification by Investor Holders. In connection with any offering in which an Investor Holder is participating pursuant to Section 3, 4 or 5, such Investor Holder shall indemnify and hold harmless the Company, any underwriter retained by the Company, each other Investor Holder, their respective directors, officers, other Affiliates and each Person who controls the Company, such other Investor Holders or such underwriter (within the meaning of Section 15 of the Securities Act) from and against any and all Liabilities arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement pursuant to which Registrable Securities were registered or a Prospectus, a Designated Holder Free Writing Prospectus or an Issuer Free Writing Prospectus included in any such Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in the case of any Prospectus, Designated Holder Free Writing Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, to make the statements therein not misleading, in each case, to the extent (except with respect to a Designated Holder Free Writing Prospectus) such Liabilities arise out of or are based upon written information furnished by such Investor Holder or on such Investor Holder’s behalf expressly for inclusion therein (including the information provided pursuant to Section 7(b)(i)) and is so included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor Holder; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Investor Holder and the total amount to be indemnified by such Investor Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Investor Holder in the offering to which the Registration Statement, Prospectus, Designated Holder Free Writing Prospectus or Issuer Free Writing Prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement;

provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receipt by the Indemnifying Party of the institution of the action or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Investor Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Investor Holder in the offering. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Exchange Act Reporting and Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 promulgated under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or Regulation S promulgated under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock and (ii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Investor Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Investor Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that are prior in right to or inconsistent with the rights granted in this Agreement.

(c) Remedies. The Investor Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement, without need for a bond. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Investor Holders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by the Oaktree Stockholders, the Apollo Stockholders and the other Designated Holders; provided, however, that no amendment, modification or supplement to this Agreement may materially adversely affect the rights of any Investor Holder in a disproportionate manner unless consented to in writing by such Investor Holder. Any such written consent shall be binding upon the Company and all of the Investor Holders.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i) if to the Company:

Aleris Holding Company

25825 Science Park Drive, Suite 400

Beachwood, Ohio 44122

Telecopy: (216) 910-3654

Attention: Christopher R. Clegg

with copies to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Telecopy: (212) 859-4000

Attention: Christopher Ewan

(ii) if to Oaktree:

Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Telecopy: (213) 830-8810

                 (213) 830-6499

Attention: Scott L. Graves

                 Brian Laibow

(iii) if to Apollo:

Apollo Management VII, L.P.

c/o Apollo Management

9 West 57th Street

New York, New York 10019

Telecopy: (212) 515-3263

Attention: Eric L. Press

                 Matthew R. Michelini

(iv) if to Sankaty:

Sankaty Advisors LLC

111 Huntington Ave

Boston, Massachusetts 02199

Telecopy: (617) 516-2710

Attention: Jeff Robinson

(v) if to any other Investor Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or electronically transmitted. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. This Agreement and the rights hereunder with respect thereto shall be, with respect to any Registrable Security, transferred to any Person who is the transferee of such Registrable Security, without the consent of the Company, but only if transferred in compliance with the Stockholders Agreement. At the time of the transfer of any Registrable Security as contemplated by this Section 10(f), such transferee shall execute and deliver to the Company an instrument, in form and substance reasonably satisfactory to the Company, to evidence its agreement to be bound by, and to comply with, this Agreement as an Oaktree Stockholder, Apollo Stockholder, Sankaty Stockholder, Other 10% Investor Stockholder or Investor Holder, as the case may be. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. The parties hereto irrevocably submit to the exclusive jurisdiction of the any court of the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE, WHETHER IN WHOLE OR IN PART, UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(k) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(l) Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement, including the Stockholders Agreement.

(p) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(q) Termination. The obligations of the Company and of any holders of the Company’s securities that have rights under this Agreement, other than those obligations contained in Section 8, shall terminate with respect to the Company and any such holder if such holder no longer holds any Registrable Securities. Notwithstanding anything to the contrary contained herein, this Agreement will terminate at any time by a written instrument signed by each Investor.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

Aleris Holding Company

By:	/s/ Christopher R. Clegg
Name: Christopher R. Clegg
Title: Executive Vice President, Secretary and General Counsel